UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2023
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On April 4, 2023, PLBY Group, Inc. (the “Company”) entered into Amendment No. 5 to the Credit and Guaranty Agreement (the “Fifth Amendment”), dated as of May 25, 2021 (as previously amended on August 11, 2021, August 8, 2022, December 6, 2022 and February 17, 2023, the “Existing Credit Agreement”, and as further amended by the Fifth Amendment), by and among the Company, Playboy Enterprises, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Acquiom Agency Services LLC, as the administrative agent and the collateral agent, to amend the terms of the Existing Credit Agreement to permit, among other things, the sale (the “Yandy Sale”) of the Company’s wholly-owned subsidiary, Yandy Enterprises, LLC (“Yandy”), and that the proceeds of such sale not be required to prepay the loans under the Existing Credit Agreement; provided that at least 30% of the consideration for the Yandy Sale is paid in cash.

The other terms of the Existing Credit Agreement remain substantially unchanged from the prior amendments of the Existing Credit Agreement. The foregoing description of the Fifth Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01    Other Events.

On April 4, 2023, the Company completed the sale of all of the membership interests of its wholly-owned subsidiary, Yandy Enterprises, LLC, to an unaffiliated, private, third-party buyer (“Buyer”). The consideration paid by Buyer for the Yandy Sale consisted of $1 million in cash and a $2 million secured promissory note, which accrues interest at 8% per annum, is payable over three years and is secured by substantially all the assets of Yandy and the Buyer’s interests in Yandy.

On April 5, 2023, the Company issued a press release announcing the Yandy Sale. A copy of the press release related to the Yandy Sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Amendment No. 5 to Credit and Guaranty Agreement, dated as of April 4, 2023, by and among PLBY Group, Inc., Playboy Enterprises, Inc., each guarantor party thereto, the lenders party thereto, and Acquiom Agency Services LLC, as the administrative agent and the collateral agent.

99.1	Press Release, dated April 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2023	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary